As filed with the Securities and Exchange Commission on May 3, 2023

Registration Nos. 333-264093 and 333-264093-01

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WELLTOWER INC.

WELLTOWER OP LLC

(Exact name of registrant as specified in its charter)

Delaware Delaware	34-1096634 88-1538732
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

4500 Dorr Street

Toledo, Ohio 43615

(419) 247-2800

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Shankh Mitra

Chief Executive Officer

Welltower Inc.

4500 Dorr Street

Toledo, Ohio 43615

(419) 247-2800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Andrew L. Fabens, Esq. Gibson, Dunn & Crutcher LLP 200 Park Avenue New York, New York 10166 (212) 351-4000	Edward F. Petrosky, Esq. Bartholomew A. Sheehan, III Esq. Sidley Austin LLP 787 Seventh Avenue New York, New York 10019 (212) 839-5300

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Welltower Inc.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

Welltower OP LLC

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☐

Welltower Inc.

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

Welltower OP LLC

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 (this “Post-Effective Amendment”) to the Registration Statement on Form S-3 (File Nos. 333-264093 and 333-264093-01) (the “Registration Statement”) filed with the Securities and Exchange Commission on April 1, 2022 is being filed pursuant to Rule 414 of the Securities Act of 1933, as amended (the “Securities Act”), by Welltower Inc., a Delaware corporation (“Welltower”), and Welltower OP LLC, a Delaware limited liability company (“Welltower OP” and, together with Welltower, “we,” “us,” “our” or the “Registrants”). Welltower OP LLC is filing this Post-Effective Amendment as the successor issuer to Welltower OP Inc., a Delaware corporation, following the statutory conversion of Welltower OP Inc. from a corporation to a limited liability company on May 24, 2022. In accordance with paragraph (d) of Rule 414, Welltower OP LLC expressly adopts the Registration Statement as its own registration statement for all purposes under the Securities Act and the Securities Exchange Act of 1934, as amended.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

Set forth below is a statement of the estimated fees and expenses, other than underwriting discounts and commissions, to be incurred by the Registrants in connection with the offerings described in this registration statement.

SEC registration fee	$	*
Legal fees and expenses		**
Accounting fees and expenses		**
Trustee’s fees and expenses		**
Transfer agent’s fees and expenses		**
Printing expenses and postage		**
Rating agency fees		**
Listing fees		**
Miscellaneous		**
Total	$	**

*

The Registrants are registering an indeterminate amount of securities under this registration statement and in accordance with Rules 456(b) and 457(r), the Registrants are deferring payment of all of the registration fee.

**

Because an indeterminate amount of securities is covered by this registration statement, the expenses in connection with the issuance and distribution of the securities are not currently determinable. The foregoing sets forth the general categories of fees and expenses that we anticipate we will incur in connection with the offering of securities under this registration statement. An estimate of the aggregate fees and expenses in connection with the distribution of the securities being offered will be included in any applicable prospectus supplement.

Item 15. Indemnification of Officers and Directors.

Section 7 of Welltower’s Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), provides that its directors will not be personally liable to it or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to it or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the DGCL, or (4) for any transaction from which the director derived any improper personal benefit. Section 7 also provides that if the DGCL is amended to further eliminate or limit the personal liability of directors, then the liability of Welltower’s directors will be eliminated or limited to the extent permitted by the DGCL, as so amended. The Certificate of Incorporation also states that any repeal or modification of the foregoing paragraph by Welltower’s stockholders will not adversely affect any right or protection of its directors existing at the time of such repeal or modification.

Welltower’s Amended and Restated By-Laws (the “By-Laws”) provide that it will indemnify, to the extent permitted by the DGCL, any current or past director or officer of Welltower who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of Welltower, or is or was serving at its request as a director, officer, employee, trustee, partner, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines, penalties and amounts paid in settlement, actually and reasonably incurred by him or her in connection with such threatened, pending or completed action, suit or proceeding. The By-Laws further obligate Welltower to pay all expenses incurred by a current or past director or officer in defending or investigating a threatened or pending action, suit or proceeding of the nature referenced above in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it is ultimately determined that he or she is not entitled to be indemnified by Welltower as provided above. Under these provisions, however, Welltower is not obligated to indemnify any person in connection with a proceeding initiated by such person unless such proceeding is in connection with a claim by such person to enforce rights as stated above or was authorized or consented to by Welltower’s board of directors.

Welltower OP’s Limited Liability Agreement (the “LLC Agreement”) provides that it will indemnify, to the fullest extent permitted by law, Welltower or any of Welltower OP’s directors or officers, among others (each, an “Indemnitee”), from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including, without limitation, attorneys’ fees and other legal fees and expenses), judgments, fines, settlements and other amounts, arising from or in connection with any and all claims, demands, subpoenas, requests for information, formal or informal investigations, actions, suits or proceedings, whether civil, criminal, administrative or investigative, incurred by the Indemnitee and relating to Welltower OP, Welltower or the direct or indirect operation of, or the direct or indirect ownership of property by, the Indemnitee, Welltower OP or Welltower as set forth in the LLC Agreement in which he or she may be involved, or is threatened to be involved, so long as he or she acted in good faith and in a manner that such Indemnitee reasonably believed to be within the scope of such Indemnitee’s authority pursuant to the LLC Agreement, and such Indemnitee’s act or omission from which such loss claim, damage, judgment, fine or liability arises does not constitute willful misconduct, gross negligence, bad faith or fraud by such Indemnitee. The LLC Agreement further obligates Welltower OP to pay all reasonable expenses to be incurred by an Indemnitee in advance of the final disposition of any and all such claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative made or threatened against such Indemnitee under certain circumstances.

We have entered into indemnification agreements with our directors, executive officers and officers to assure them that they will be indemnified to the extent permitted by the Certificate of Incorporation, the By-Laws, the LLC Agreement and Delaware law, as applicable. The indemnification agreements cover, subject to certain exceptions and limitations, any and all expenses, judgments, fines, penalties, and amounts paid in settlement, provide for the prompt advancement of all expenses incurred in connection with any threatened, pending or completed action, suit or proceeding, or any inquiry or investigation, and obligate the director, executive officer or officer to reimburse us for all amounts so advanced if it is subsequently determined, as provided in the indemnification agreements, that the director, executive officer or officer is not entitled to indemnification.

Delaware law requires indemnification in cases where a director or officer has been successful in defending any claim or proceeding and permits indemnification, even if a director or officer has not been successful, in cases where the director or officer acted in good faith and in a manner that he or she reasonably believed was in, or not opposed to, the best interests of the corporation. To be indemnified with respect to criminal proceedings, the director or officer must also have had no reasonable cause to believe that his or her conduct was unlawful. In the case of a claim by a third party (i.e., a party other than the corporation), Delaware law permits indemnification for expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement. In the case of a claim by, or in the right of, the corporation (including stockholder derivative suits), indemnification under the DGCL is limited to expenses (including attorneys’ fees) and no indemnification of expenses is permitted if the director or officer is adjudged liable to the corporation unless a court determines that, despite such adjudication but in view of all of the circumstances, such indemnification is nonetheless proper. Delaware law also permits the advancement of expenses to directors and officers of the corporation upon receipt of an undertaking to repay all amounts so advanced if it is ultimately determined that the director or officer has not met the applicable standard of conduct and is, therefore, not entitled to be indemnified by the corporation.

We maintain indemnification insurance that provides for reimbursement of indemnification payments properly and lawfully made to our directors and officers and coverage, subject to certain exceptions and limitations, for directors and officers in situations where we cannot or do not indemnify them.

Item 16.	Exhibits.

Set forth below are the exhibits included as part of this Registration Statement.

Exhibit No.	Description

1	Underwriting Agreement.**

3.1	Amended and Restated Certificate of Incorporation of Welltower Inc. (filed with the SEC as Exhibit 3.1 to Welltower Inc.’s Form 8-K12B filed April 1, 2022 (File No. 001-08923), and incorporated herein by reference thereto).

3.2	Amended and Restated By-Laws of Welltower Inc. (filed with the SEC as Exhibit 3.2 to Welltower Inc.’s Form 8-K12B filed April 1, 2022 (File No. 001-08923), and incorporated herein by reference thereto).

4.1*	Form of Indenture for Senior Debt Securities, among Welltower Inc., as issuer, Welltower OP LLC, as guarantor and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.2*	Form of Indenture for Senior Subordinated Debt Securities, among Welltower Inc., as issuer, Welltower OP LLC, as guarantor and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.3*	Form of Indenture for Junior Subordinated Debt Securities, among Welltower Inc., as issuer, Welltower OP LLC, as guarantor and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.4	Indenture, dated as of March 15, 2010, between Welltower OP LLC, as successor issuer and The Bank of New York Mellon Trust Company, N.A., as Trustee (filed with the SEC as Exhibit 4.1 to Welltower Inc.’s Form 8-K filed March 15, 2010 (File No. 001-08923), and incorporated herein by reference thereto).

4.4(a)	Supplemental Indenture No. 23, dated as of April 1, 2022, between Welltower OP LLC, as issuer, Welltower Inc., as guarantor, and The Bank of New York Mellon Trust Company, N.A., as Trustee (filed with the SEC as Exhibit 4.1 to Welltower Inc.’s Form 8-K12B filed April 1, 2022 (File No. 001-08923), and incorporated herein by reference thereto).

4.5*	Form of Indenture for Senior Debt Securities, among Welltower OP LLC, as issuer, Welltower Inc., as guarantor and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.6*	Form of Indenture for Senior Subordinated Debt Securities, among Welltower OP LLC, as issuer, Welltower Inc., as guarantor and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.7*	Form of Indenture for Junior Subordinated Debt Securities, among Welltower OP LLC, as issuer, Welltower Inc., as guarantor and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.8	Form of Warrant Agreement.**

4.9	Form of Deposit Agreement, including form of Welltower Inc. Depositary Receipt for Welltower Inc. Depositary Shares.**

5.1	Opinion of Gibson, Dunn & Crutcher LLP.

8.1*	Tax Opinion of Gibson, Dunn & Crutcher LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Gibson, Dunn & Crutcher LLP to the use of their opinions as exhibits to this registration statement is included in their opinions filed herewith as Exhibits 5.1 and 8.1 .

24.1*	Powers of Attorney of certain directors and officers of Welltower Inc.

24.2	Powers of Attorney of certain directors and officers of Welltower OP LLC.

25.1*	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as Trustee under the Trust Indenture Act of 1939, as amended, in respect of the Form of Indenture for Senior Debt Securities of Welltower Inc. referenced in Exhibit 4.1.

25.2*	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as Trustee under the Trust Indenture Act of 1939, as amended, in respect of the Form of Indenture for Senior Subordinated Debt Securities of Welltower Inc. referenced in Exhibit 4.2.

25.3*	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as Trustee under the Trust Indenture Act of 1939, as amended, in respect of the Form of Indenture for junior Subordinated Debt Securities of Welltower Inc. referenced in Exhibit 4.3.

25.4*	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as Trustee under the Trust Indenture Act of 1939, as amended, in respect of the Indenture for Senior Debt Securities of Welltower OP LLC referenced in Exhibit 4.4.

25.5*	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as Trustee under the Trust Indenture Act of 1939, as amended, in respect of the Form of Indenture for Senior Debt Securities of Welltower OP LLC referenced in Exhibit 4.5.

25.6*	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as Trustee under the Trust Indenture Act of 1939, as amended, in respect of the Form of Indenture for Senior Subordinated Debt Securities of Welltower OP LLC referenced in Exhibit 4.6.

25.7*	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as Trustee under the Trust Indenture Act of 1939, as amended, in respect of the Form of Indenture for Junior Subordinated Debt Securities of Welltower OP LLC referenced in Exhibit 4.7.

107*	Filing Fee Tables.

*	Previously filed
**	To be filed as an exhibit to a Form 8-K and incorporated herein by reference or by post-effective amendment.

Item 17. Undertakings.

The undersigned registrants hereby undertake:

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by either registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

That, for the purpose of determining liability of each registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of such undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of such undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of such undersigned registrant or used or referred to by such undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about such undersigned registrant or its securities provided by or on behalf of such undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by such undersigned registrant to the purchaser.

That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrants’ annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

The undersigned registrants hereby undertake that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective; and

(2) For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment to a Registration Statement on Form S-3 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toledo, State of Ohio, on this 3rd day of May, 2023.

WELLTOWER INC.

By:	/s/ SHANKH MITRA
Shankh Mitra
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below on this 3rd day of May, 2023 by the following persons in the capacities indicated.

/s/ KENNETH J. BACON* Kenneth J. Bacon, Chairman of the Board	/s/ JOHNESE M. SPISSO* Johnese M. Spisso, Director

/s/ KAREN B. DESALVO* Karen B. DeSalvo, Director	/s/ KATHRYN M. SULLIVAN* Kathryn M. Sullivan, Director

/s/ PHILIP L. HAWKINS* Philip L. Hawkins, Director	/s/ SHANKH MITRA Shankh Mitra, Chief Executive Officer and Director (Principal Executive Officer)

/s/ DENNIS G. LOPEZ* Dennis G. Lopez, Director	/s/ TIMOTHY G. MCHUGH* Timothy G. McHugh, Executive Vice President - Chief Financial Officer (Principal Financial Officer)

/s/ ADE J. PATTON* Ade J. Patton, Director	/s/ JOSHUA T. FIEWEGER* Joshua T. Fieweger, Chief Accounting Officer (Principal Accounting Officer)

/s/ DIANA W. REID* Diana W. Reid, Director	*By: /s/ SHANKH MITRA Shankh Mitra, Attorney-in-Fact

/s/ SERGIO D. RIVERA* Sergio D. Rivera, Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment to a Registration Statement on Form S-3 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toledo, State of Ohio, on this 3rd day of May, 2023.

WELLTOWER OP LLP

By:	/s/ SHANKH MITRA
Shankh Mitra
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below on this 3rd day of May, 2023 by the following persons in the capacities indicated.

/s/ MATTHEW MCQUEEN* Matthew McQueen, President and Director (Principal Executive Officer)	/s/ TIMOTHY G. MCHUGH* Timothy G. McHugh, Executive Vice President – Chief Financial Officer (Principal Financial Officer)

/s/ MARY ELLEN PISANELLI* Mary Ellen Pisanelli, Director	/s/ JOSHUA T. FIEWEGER* Joshua T. Fieweger, Chief Accounting Officer (Principal Accounting Officer)

/s/ SHANKH MITRA Shankh Mitra, Chief Executive Officer (Principal Executive Officer)	*By: /s/ SHANKH MITRA Shankh Mitra, Attorney-in-Fact